PROSPECTUS and				PRICING SUPPLEMENT NO. 51
PROSPECTUS SUPPLEMENT, each		effective at 3:00 PM ET
Dated January 12, 1999			Dated July 13, 2000
CUSIP: 24422EML0				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $485,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				18 July 2000

Maturity Date:					18 July 2002

Principal Amount:					$65,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 17 Basis Points

Initial Interest Determination Date:	14 July 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 18th
                                          Jan, Apr, Jul, Oct
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 18th
                                          Jan, Apr, Jul, Oct
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Salomon Smith Barney
as agent, has offered
the Senior Notes
for sale at a price
of 100% of the aggregate
principal amount
of the Senior Notes.


Salomon Smith Barney